SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 19, 2001
                                                         ----------------



                         THE BEAR STEARNS COMPANIES INC.
                         -------------------------------
              Exact name of registrant as specified in its charter




       DELAWARE               File No. 1-8989           13-3286161
       --------               ---------------           ----------
       (State or other       (Commission File           (IRS Employer
       jurisdiction of        Number)                    Identification
       incorporation)                                    Number)


        245 Park Avenue, New York, New York                  10167
        ------------------------------------------------------------
        (Address of principal executive offices)           (zip code)


     Registrant's telephone number, including area code:  (212)  272-2000
                                                          ---------------




                                 Not Applicable
                                 --------------
          (former name or former address, if changed since last report)



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Item 5. Other Events
        ------------


The Bear Stearns Companies Inc. (the "Company") has implemented a firm-wide workforce reduction affecting approximately 800 employees. Severance and other costs associated with this action are approximately $57 million. This workforce reduction will generate approximately $120 million in annualized savings.
Including this action, the Company has achieved a reduction in annualized expenses in excess of $250 million as part of its previously announced margin improvement program.





Certain statements contained in this discussion are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. For a discussion of the risks and uncertainties that may affect the Company's future results, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Management" in the Company's 2000 Annual Report to Stockholders and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures about Market Risk" in the Company's Quarterly Reports on Form 10-Q, which have been filed with the Securities and Exchange Commission.




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                                    Signature



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       THE BEAR STEARNS COMPANIES INC.




                                       By:       /s/ Marshall J Levinson
                                                 -----------------------
                                                 Marshall J Levinson
                                                 Controller
                                                (Principal Accounting Officer)

Dated:   October 19, 2001




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